EXHIBIT 99.1

                     AGREEMENT REGARDING JOINT FILING UNDER
                     UNDER RULE 13D-1(K) OF THE EXCHANGE ACT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the filing on behalf of each of a Statement on Schedule 13G, and all amendments thereto, with respect to the shares of Common Stock of Dwango North America Corp.

Date: February 11, 2005


                                                  /s/ Steven D. Shaffer
                                                  ------------------------------
                                                        Steven D. Shaffer


                                                  HCFP Brenner Securities LLC

                                                  By: /s/ Ira Scott Greenspan
                                                      --------------------------
                                                      Name:  Ira Scott Greenspan
                                                      Title: Vice Chairman


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